Exhibit 2

Westpac Update 8 August 2008 Gail Kelly Chief Executive Officer Westpac Banking Corporation

Westpac Update August 2008 2 Agenda Westpac Institutional Bank (WIB) update Philip Chronican Funding, Risk and Capital Phil Coffey Strategic journey, merger update and earnings expectations Gail Kelly

Westpac Update August 2008 3 Key points • Achieving good progress on our strategic agenda - putting customers at the centre of our business • Proposed merger with St.George Bank on track • Westpac remains well positioned in the current environment • On track for solid cash earnings growth, with risks well managed

Westpac Update August 2008 4 We are accelerating our strategic agenda Progress 1H08 Commentary • Strengthen and drive locally empowered businesses • Drive a strong customer culture integrating banking and wealth • Local market model refined to include wealth and business - staged roll out planned • Increasing skills and leadership in the field Distribution • Strategies in place for key segments: affluent, SME and commercial • Lifted focus on the customer including improved call centre management and complaint resolution and the use of net promoter score as a key metric • Managing customer facing activities through a single line of accountability • Reorientated investment around specific customer needs and segments Customer

Westpac Update August 2008 5 We are accelerating our strategic agenda Progress 1H08 Commentary • Drive ‘one team’ approach • Strengthen capability; focus on simplicity, reliability and flexibility • Transform service delivery, redesign processes from a customer perspective • Dedicated technology division to increase the focus on this important strategic capability • Immediate focus on strengthening reliability • Development of longer-run technology architecture and strategy underway Technology • Breaking down the barriers that have inhibited a single customer focus – early signs very positive • Clear alignment of strategic direction to ‘one team’ People • New Product and Operations division to support customer facing businesses • Commenced end-to-end redesign of products and processes to simplify and enhance efficiency Operations

Westpac Update August 2008 6 Wealth Institutional Core/support Product & Operations New Zealand Technology Westpac Retail and Business Banking New operating model focuses on the customer

Westpac Update August 2008 7 Wealth Institutional Core/support Product & Operations New Zealand Technology Westpac Retail and Business Banking Model protects customer choice post merger St George Sales, Service & Distribution

Westpac Update August 2008 8 Proposed merger on track • Preliminary ACCC findings positive - No issues of concern in banking business - More information requested on BT Wrap platform and Asgard • Continuing dialogue with the regulators • Merger implementation planning underway • Working to complete transaction as soon as possible Implementation date 21 Nov Court approval date Final day of trading of St.George shares 7 Nov St.George EGM and scheme meeting 6 Nov Final ACCC report due 20 Aug Expect regulatory approvals are obtained By 30 Aug Mailing scheme booklet to St.George shareholders By 29 Sept 1 Sept Draft of scheme booklet to ASIC Key Merger Dates

Westpac Update August 2008 9 Merger implementation planning well advanced • Transformation team in place • Clearly identified risks and are actively being addressed • Well advanced in planning for completion: - Prioritising ‘Day One’ critical activities - Working with implementation committee to capture data, build work streams and become execution ready - Dedicated senior team aligned to business – protecting business as usual - Refining operating model to establish clear accountabilities • Ensuring Westpac is merger ready • Best practice sessions with multi-brand organisations to learn from the best

Westpac Update August 2008 10 Economy responding to tighter conditions • Domestic demand has slowed in 2008 • Downside to growth partially offset by: - Stronger terms of trade - Employment growth slowing modestly - Options to boost growth remain • Global markets remain unsettled • Credit growth slowing to annualised rate of 5.6% in the three months to June 2008 • Funding remains expensive but accessible • Credit quality continues to deteriorate • Expect a cut in interest rates in Sept 2008 • NZ economy slowing more sharply Sources: ABS, Westpac Economics Sourc es: RBA, Westpac 0 2 4 6 8 10 12 2002 2003 2004 2005 2006 2007 2008(f) 0 2 4 6 8 10 12 terms of trade domestic inflation real GDP Terms of trade jump to boost national income by about 3% in 2008 Australian nominal GDP, contribution to growth (Year end %) Australian total credit growth (%) -5 0 5 10 15 20 Dec-90 Dec-92 Dec-94 Dec-96 Dec-98 Dec-00 Dec-02 Dec-04 Dec-06 Dec-08 Forecast to end '09

Westpac Update August 2008 11 Westpac growth sound, but slowing 0.7 0.8 0.9 1 1.1 1.2 1.3 A pr-06 Jun -06 Au g-0 6 Oct -0 6 Dec -0 6 Feb- 07 A pr-07 Jun -07 Au g-0 7 Oc t-0 7 Dec- 07 Feb -08 A pr -0 8 • Westpac loan growth easing, although remains ahead of system • Housing growth solid, up 3.7% over 3Q08 - 1.5 times system - Proportion of loans via brokers little changed (around 36% from 38%) • Continued below system growth in cards (0.5 times banking system) • SME and middle market business lending up 6% over 3Q08 (boosted by end of June flows) • NZ lending up 1.8% in 3Q08 (Annualised 7% compared to 1H08 of 12%) • Deposits up 1.7% in 3Q08, solid business/ institutional growth, disappointing consumer Westpac Australian credit growth multiple of financial system (times) - 3 month moving average 0% 4% 8% 12% 16% 20% Apr-0 6 Jun-06 Aug-06 Oct-06 Dec-0 6 Feb-07 Ap r -0 7 Jun-07 Aug-07 Oct-07 Dec-07 Feb-08 Ap r -0 8 Jun-08 Westpac total annual loan growth

Westpac Update August 2008 12 Expecting a solid 2008 performance • Expense run-rate slowing, expecting full year expense growth around 6 - 7% Expenses • On track for 6 - 8% cash earnings growth for FY 2008 Cash earnings • No new large single name impaired assets compared to 1H08 • Higher collectively assessed provision charge in 2H08 compared to 1H08 given further increase in economic overlay, credit deterioration and growth Impairment charges • Wealth earnings significantly impacted by declines in markets • Good WIB markets and Treasury performance Non-interest income • Little change in underlying margins expected in 2H08 compared to 1H08 Margins • Robust revenue growth of 8 - 9% anticipated Revenues

Westpac Update August 2008 13 Managing risk remains a priority • Maintaining our credit and market risk disciplines • Executive management committee focused on market dislocation continues: - Proactively tracking and responding to emerging trends - Maintaining intensity of effort on risk management in the current environment • Ensuring strong focus on business-as-usual: - Limiting distraction from the merger process - Strong progress on our strategic agenda - Continuing to support our customers • Expecting higher collective provisions in 2H08, including higher economic overlay • Maintaining a very healthy capital position a priority

Philip Chronican Group Executive Westpac Institutional Bank Westpac Update 8 August 2008

Westpac Update August 2008 15 Key points • Beginning to see a slow down in loan growth • No new WIB impaired assets over the quarter • Valuation risks in loan portfolio management activities well controlled • Effectively managing the current environment

Westpac Update August 2008 16 Corporate lending has eased; return metrics improving • Loan growth has now eased: - Re-intermediation has run its course - Slower demand in the second half - Corporates using cash to reduce leverage • Financing spreads have risen to reflect increasing market credit spreads • Improving loan terms and conditions 37 42 50 48 0 10 20 30 40 50 60 1H07 2H07 1H08 Jun-08 Institutional Bank lending ($bn) 0.55% 0.60% 0.65% 0.70% 0.75% 0.80% 0.85% 0.90% Jun- 07 Jul- 07 Aug- 07 Sep- 07 Oct- 07 Nov- 07 Dec- 07 Jan- 08 Feb- 08 Mar- 08 Apr- 08 May- 08 Jun- 08 Net Interest Margin YTD Customer Margin YTD Cus tomer Margin (Month) Financing margins1 1. Customer margin YTD and net i nterest margin YTD ar e 12 month rolling average. Customer margin by month and YTD are incremental to BBSY. N et interest margin YTD includes the cos t of funds.

Westpac Update August 2008 17 Stressed loans stabilised over the quarter • No new WIB impaired assets in 3Q08 • Impaired assets reduced as proportion of TCE • Provision coverage of impaired assets likely to rise • Stressed loans marginally lower: - Upgrades from debt repayments and improved financial position of some exposures - Small number of downgrades • Average portfolio risk grade is unchanged 1,346 443 508 395 1H08 1,274 1,087 822 TOTAL 400 134 219 Impaired 337 140 95 Substandard 537 813 508 Watchlist 3Q08 2H07 1H07 Institutional Bank stressed loans (A$m) 0.25 0.53 0.51 0.63 0.25 0.48 0.30 0.34 0.22 0.1 0.28 0.0 0.2 0.4 0.6 0.8 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 3Q08 WIB - impaired assets to committed exposure (%)

Westpac Update August 2008 18 Active management of lending portfolio • Enhances the economic profit of the loan portfolio through efficient capital management • This is achieved through the use of: - Credit Default Swaps (CDSs) - Collateralised Debt Obligations (CDOs) - Collateralised Loan Obligations (CLOs) • We target a ratio of hedging between 5% and 15% of our loan portfolio • CDSs, CDOs and CLOs are used to: - Trade credit and service customer needs (normal market trading activities) - Create structured product for customers - Enhance risk adjusted returns through portfolio diversification • CDOs and CLOs also provide an offsetting volatility hedge for our CDS exposures

Westpac Update August 2008 19 Active management of credit portfolio • Westpac’s underlying exposures through CDSs, CDOs and CLOs are either: - Global and Australian corporate risk - Australian AA or AAA rated RMBS - UK AAA Prime RMBS ($61m) - No direct exposure to US mortgages or other US ABS product CDSs • Around 60 counterparties – no US monolines • Netting and collateral agreements in place CDOs and CLOs • Portfolio of AAA rated assets with underlying corporate risk $161bn Total aggregate committed exposure Credit Portfolio position as at 31 July 2008 $0.1bn $0.4bn Sold protection - CDS - CDOs/ CLOs $4.9bn Bought protection (CDS) $48bn WIB total loan assets

Westpac Update August 2008 20 Active management of credit portfolio • All our CDSs, CDOs and CLOs: - Are held on balance sheet - Are marked-to-market by an independent middle office using external marks – changes in the market value are recognised in the financial statements on a monthly basis • Cumulative mark-to-market on the portfolio is positive year-to-date • All credit exposures are individually assessed and internally rated in line with our normal credit criteria - No credit intermediation trades • Majority of positions purchased within last 12 months • All transactions performing with sound underlying fundamentals

Westpac Update August 2008 21 Market sensitive exposures • Holding UK AAA-rated RMBS (A$61m) and Australian AAA-rated (A$752m) and AArated (A$8m) RMBS • Treasury holds A$1.1bn RMBS in its liquidity book – all prime Australian residential • ABS positions are held for market making and customer facilitation Asset Backed Securities (ABS) as at 31 July 2008 • One Westpac-sponsored ABCP conduit – Waratah Receivables Corporation: - In operation since 1994, offering quality Australian and New Zealand assets originated by Westpac customers, primarily prime mortgages (no sub-prime) - Does not purchase securities in secondary markets - Continues to be fully funded in the market - Approximately A$4.7bn outstanding • Liquidity facilities to external customer conduits total approximately A$830m - US$ related receivables A$145m (none drawn) - A$ related receivables A$200m (none drawn) - NZ$ related receivables A$486m (A$214m drawn) Asset-Backed Commercial Paper (ABCP) conduits as at 31 July 2008

Westpac Update August 2008 22 Market sensitive exposures • No exposure to Fannie Mae or Freddie Mac US Government Mortgage Entities • Small holding of bonds ‘wrapped’ by monoline insurers of approximately A$35m – fair value movements not material • Some loans, predominantly to infrastructure/utilities firms, that have an insurance ‘wrap’ - total lending approximately A$300m with no credit concerns • Credit assessment conducted on underlying borrower Monoline insurance exposures as at 31 July 2008

Westpac Update August 2008 23 Markets have remained volatile 93 94 95 96 97 98 99 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 2nd Eurodollar contract (index) -15 -10 -5 0 5 10 15 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 3 years Bills / LIBOR (bps)

Westpac Update August 2008 24 Higher volatility increases measured VaR 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 3yr AUD bond future 2nd AUD bank bill future 2nd USD Eurodollar future Bills LIBOR Jul-06 Jul-07 Jul-08 Increase in relative VaR (indexed July 2006 = 1)

Westpac Update August 2008 25 VaR has increased - little change in structural risk • Measured VAR has increased materially despite little change in underlying positions • Increased holdings of liquid assets has resulted in a significant increase to the VaR for Treasury • Treasury VaR has also been impacted by volatility in cross-currency swaps • Relative to other banks we have more Treasury risk in our marked-to-market book than in the banking accrual book 9.9 1H08 7.1 1H08 19.7 3Q08 10.3 3Q08 7.2 8.4 Average VaR (A$m) 1H07 4.7 1H07 2H07 Treasury 5.3 Average VaR (A$m) 2H07 Markets

Westpac Update August 2008 26 Margin lending quality improved • Margin lending balances at 30 June 2008: - 2% lower since March 2008 - 14% lower since September 2007 • No structured wholesale stock lending facilities, where security is held over end customers' holdings • Impairment charges in 2H08 will include an additional $10m on a previously reported exposure, now fully provisioned • Portfolio gearing has increased modestly as market values have declined 1,379 2,682 679 359 Number Jun ‘08 Mar ’08 Dec ‘07 Sep ‘07 Margin calls 9% 17% 4.5% 2% % of clients 0.4% 6% 0.04% 0.2% Forced sales 41% $4.9 Sep ‘07 43% $5.2 Dec ‘07 Jun ‘08 Mar ‘08 Margin lending 46% $4.3 49% Gearing / LVR $4.2 Portfolio size ($bn)

Westpac Update August 2008 27 Response to current environment • Remain “open for business” • No distraction from portfolio issues • Maintaining risk disciplines • Active management of transaction flow and pricing • Reviewed and acted on key portfolios: - Finance sector – impact of both offshore credit crunch and the flight to quality - Property sector – asset valuation issues coupled with significant cost of debt - Retail sector – softening consumer demand - Margin lending • Refinance risk generally – particularly for higher geared companies • Seeking opportunities to enhance competitive position

Westpac Update August 2008 28 Summary - position much as articulated in May 2008 • Loan growth slowing, returns improving • No new impaired exposures • Measured VaR is up – trading results are commensurate with the increase in VaR • Margin loan book stabilised, with top up provision to one exposure • Limited valuation risks in securities portfolio • Effectively managing the current environment • Strong competitive position to support clients

Westpac Update 8 August 2008 Phil Coffey Chief Financial Officer Westpac Banking Corporation

Westpac Update August 2008 30 Key points • FY08 funding plan completed; pre-funding commenced for FY09 • Markets remain challenging, but open • Economic growth slowing more rapidly, credit conditions tracking in line • Strong capital position preferred in current environment

Westpac Update August 2008 31 Completed FY08 term funding • A$32bn raised in term funding to date – keeping ahead of plans • 2008 term issuance average duration 2.9 years • Strong liquidity position around $30bn • FY09 term funding expected to be lower: - ~A$20bn to $25bn (pre SGB merger) - Expect merger to add around $10bn in term funding - No reliance on securitisation Funding composition1 - end June 2008 Maturing >12mths 14% Maturing <6mths 26% Maturing 6 to 12mths 6% Customer Deposits 52% Securitisation 2% 1. R epres ents % of the funded balanc e s heet. AUD 480m 2 year Uridashi Fixed Rate Note AUD 660m 10nc5 Subordinated Fixed/Floating Rate Note AUD 1.15bn 3 year Domestic Fixed Rate Notes JPY 21.6bn 3 year Retail Samurai Fixed Rate Note CHF 250m 4 year EMTN Fixed Rate Note Westpac key term debt transactions (Apr to July 2008)

Westpac Update August 2008 32 1. Westpac’s impaired assets from 2005 reflect APRA's prudenti al approach to the adopti on of AIFRS by ADI's to i nclude c onsumer acc ounts > 90 days past due but not well sec ured. Risk – portfolio performing consistent with cycle • Continuing to see the impact of a slowing economy on credit risk • Most increase in stressed exposures from higher watchlist and substandard loans: - Predominantly SME and middle market businesses in Australia and New Zealand • Impaired exposures only up $27m over the quarter: - Only 3 new impaired exposures of any size; largest new impaired asset $19m - Some exposure reductions • Provisioning coverage remains strong • Performance reflects the quality of the balance sheet Stressed exposures as a % of total committed exposures (TCE) 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 3Q08 Watchlist & substandard 90 days past due well secured Impaired¹

Westpac Update August 2008 33 New Zealand – a more challenging market • Economy is responding to tighter conditions • Sharp rise in stressed exposures in 3Q08 including NZ$60m increase in impaired assets (NZ$44m of which are mortgages) • Delinquencies also higher: - Housing 90 day delinquencies 38bps (vs 34bps at 1H08) - Cards 90 day delinquencies 120bps (vs 114bps at 1H08) • Small exposure to finance companies, <NZ$150m. Portfolio is being managed centrally to actively manage risk • Enhanced focus on assisting customers: - Additional collections employees - Front line employees engaged to identify and contact stressed customers early

Westpac Update August 2008 34 Australian consumer portfolio showing resilience • Rise in consumer delinquencies consistent with the credit cycle • Mortgage delinquencies up, given higher interest rates and portfolio mix (more low doc loans) • Card delinquencies resilient, given maturity of portfolio and slower growth • Investment in collections resources is delivering returns Australian housing – 90 day delinquencies (%) 0.38 0.0 0.2 0.4 0.6 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 3Q08 Australian unsecured consumer – 90 day delinquencies (%) 1.03 0.0 0.5 1.0 1.5 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 3Q08

Westpac Update August 2008 35 Australian Business Banking - 90 day delinquencies (3 month moving average) (%) 0.0 0.5 1.0 1.5 2.0 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 3Q08 0.62 High quality small and medium business portfolio • Comfortable with portfolio although we are seeing an increase in stress • Rise in watchlist and impaired assets given higher interest rates, higher oil prices and slowing growth • Small rise in 90 day delinquencies although 30 day delinquencies rising more rapidly • Closely watching certain sectors including tourism, property, transport and storage

Westpac Update August 2008 36 Customers responding rationally to conditions • Balance sheets in good shape with strong cash balances and gearing generally low • Bankruptcies increasing, albeit modestly Business • 89% of credit card customers making more than minimum repayments increasing from 86% at 1H 07 • 12% decline in cash advances over the year (less than 1% of limits) • Revolver rates trending lower Cards • Continuing low unemployment supporting customers’ ability to repay • 73% of amortising borrowers repay in excess of required minimum • Strong security – 46% average LVR based on current balance and value at origination; <10% of mortgages written above 90% LVR Mortgages

Westpac Update August 2008 37 Strongly capitalised under Basel II • All stakeholders supporting stronger capital levels • Achieved accreditation of Interest Rate Risk in the banking book (IRRBB) - likely to impact Tier 1 capital by around 25bp • Pro-forma Tier 1 of 7.7% at 1H08 (including Westpac SPS and IRRBB) • Contingent capital available via $1bn in convertible notes (approx 54bps of Tier 1) 7.4 54bps (25bps) 55bps 6.0 6.5 7.0 7.5 8.0 8.5 1H08 Westpac SPS IRRBB Contingent capital Tier 1 Capital Ratio (%) 1. Contingent c apital repr esents $1bn i n convertibl e notes that may be c onverted to or dinar y s hares under certain circumstanc es, incl uding at Westpac’s electi on. The notes ar e not i ncluded in c apital ratios and are included in diluted EPS calcul ations. 1

Westpac Update August 2008 38 Capital ratios more responsive to risk under Basel II • Under Basel II, changes in risk grades impact risk weighted assets and hence capital ratios • Capital ratios become more pro-cyclical; declining when credit conditions deteriorate and rising when conditions improve • Modelling has estimated the impact of different scenarios on capital ratios • Analysis includes both higher risk weighted assets and higher impairment charges • A capital buffer for potential movements in risk profile will be incorporated when Westpac finalises its Basel II capital ranges 100 to 120 bps Equivalent to a 1 notch downgrade across the entire portfolio 30 to 40 bps Equivalent to a 2 notch downgrade in the property portfolio 25 to 30 bps Consistent with 2001 slowdown 90 to 130 bps Consistent with early 1990s recession Scenarios – Impact from changes in our institutional and corporate portfolio Impact on Tier 1 capital

Westpac Update August 2008 39 Summary • Westpac is in a strong position to pursue its strategic agenda • WIB – no new impaired assets • Limited valuation risk within securities portfolios • Loan portfolio performing consistent with the credit cycle • Strong capital and funding position • Effectively responding to the operating environment • On track to deliver sound 2008 cash earnings growth of 6 - 8%

Westpac Update August 2008 40 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This presentation contains statements that constitute “forward-looking statements” within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition, including, without limitation, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘may’, ‘expect’, 'indicative', ‘intend’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, ‘on track’ or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled 'Risk factors,' 'Competition' and 'Risk management' in Westpac’s 2007 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2008 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Disclaimer